Exhibit 10.1 October 27, 2025 Joerg Ambrosius Dear Joerg: I am pleased to memorialize the terms and conditions of your employment with State Street Bank & Trust Co. (the "Company"), a subsidiary of State Street Corporation (“State Street”). This letter and the attached Terms and Conditions document together constitute your United States Employment Agreement. Capitalized terms not defined in this letter are defined in the Terms and Conditions document. Position Details Effective as of January 1, 2025, your position is and has been President of Investment Services with a Bank Title of Executive Vice President. In addition, you are and have been Managing Director of State Street Holdings Germany GmbH (SSHG), an Associated Company of State Street and maintain your primary residence in Germany. For your convenience, your compensation in this US Employment Agreement is denominated and will be paid in Euros. You agree that your position, duties, role and levels of responsibility may be varied from time to time to suit the needs of the Company’s business. Irrespective of such variations, the remaining terms and conditions of this US Employment Agreement will continue to apply unless otherwise agreed in writing. You should consult with your manager regularly to ensure you continue to understand their expectations. Your duties as President of Investment Services are outlined in the attached Exhibit A. Place of Work When you are in the United States, your normal place of work is at our headquarters office in Boston, Massachusetts. You may be required to travel to and work at such other locations as the Company may require from time to time. The Company reserves the right to change your principal place of work. Fixed Pay You will be paid a fixed amount of pay at the annual gross rate of €625.000. Incentive Compensation You continue to have the opportunity to earn variable, discretionary incentive pay in addition to salary by participating in the State Street Corporation Incentive Compensation Program applicable to your role.

Other Considerations As your role is at the Executive Vice President level, you are subject to a covenant not to compete after your employment ends. Please see the associated Terms and Conditions document. You have the right to consult with counsel before accepting this US Employment Agreement. We are so pleased to continue to partner with you to build State Street’s global brand. For and on behalf of the Company /s/ Kathryn M. Horgan Kathryn Horgan Executive Vice President Chief Human Resources and Citizenship Officer Acceptance and Acknowledgment By signing and dating below, I represent and agree that I have read, understand and agree to the terms and conditions of my United States Employment Agreement as set forth above and in the associated Terms and Conditions. Name: Joerg Ambrosius Signed: /s/ Joerg Ambrosius Date: October 29, 2025 2

1 UNITED STATES EMPLOYMENT TERMS AND CONDITIONS (Massachusetts) PROVISIONS The following provisions reflect the terms and conditions of employment that apply to you as a United States employee of the Company (the "United States Employment Terms and Conditions") as part of your US Employment Agreement. DEFINITIONS The following terms and expressions have the following meanings: • “Associated Companies” means any entity controlled by or under common control with State Street Corporation and its direct and indirect subsidiaries and the direct and indirect subsidiaries of State Street Corporation. • “Confidential Information” means any and all information of State Street and its Associated Companies that is not generally available to the public, and includes any information received by any of them from any third party with the understanding, express or implied, that it would be kept confidential. By way of example, Confidential Information includes but is not limited to all trade secrets, trade knowledge, systems, software, code, data documentation, files, formulas, processes, programs, training aids, printed materials, methods, books, records, client files, policies and procedures, client and prospect lists, employee data and other information relating to the operations of State Street, its Associated Companies and to any of their customers, and information concerning any and all discoveries, inventions or improvements thereof made or conceived by you or others for State Street or any of its Associated Companies whether or not patented or copyrighted, as well as cash and securities account transactions and position records of clients, regardless of whether such information is formally designated as “confidential.” • “Client” means a present or former customer or client of State Street or any of its Associated Companies with whom you have had, or with whom individuals supervised by you have had, personal contact, or with respect to whom you have had access to Confidential Information which would assist in your solicitation of such customer or client, in each case at any time during your employment with State Street, or with respect to any restriction related to a Client that follows termination of your employment, within twelve months prior to the date your employment with State Street ends. A former customer or client means any such customer or client for which State Street, or any relevant Associated Company, stopped providing all services during your employment with State Street, or with respect to any restriction related to a Client that follows termination of your employment, within twelve months prior to the date your employment with State Street ends. • “Prospective Client” means a prospective customer or client of State Street or any of its Associated Companies with whom you have had, or with whom individuals supervised by you have had, personal contact, or with respect to whom you have had access to Confidential Information which would assist in your solicitation of such prospective customer or client, in each case at any time during your employment with State Street, or with respect to any restriction related to a Prospective Client that follows termination of your employment, within twelve months prior to the date your employment with State Street ends. • “Restricted Area” means anywhere that State Street or any relevant Associated Company markets its products or services (which you acknowledge specifically includes the entire world), or with respect to the portion of the Non-Compete Period that follows termination of your employment, anywhere in which you provided services or had a material presence or influence on behalf of State Street at any time within the 2-year period immediately preceding such termination.

2 • “Restricted Capacity” means any capacity, or with respect to the portion of the Non-Compete Period that follows termination of your employment, any capacity that is the same or similar to the capacity in which you were employed by State Street at any time within the 2-year period immediately preceding such termination and/or involves any services that you provided to State Street or any Associated Company at any time within such 2-year period. • “Solicitation of Business” means the attempt through direct or indirect contact by you or by any other person or entity with your assistance to induce a Client to: a. transfer the Client’s business from State Street to any other person or entity; b. cease or curtail the Client’s business with State Street; or c. divert a business opportunity from State Street to any other person or entity. Capitalized terms not defined here have the meaning given elsewhere in your US Employment Agreement. OBLIGATIONS This offer and your employment with the Company is at all times conditional upon: (a) You obtaining, retaining and informing the Company of all necessary visas, work permits, businesses, registrations or memberships to enable you to lawfully reside and work in the countries in which you are employed and fulfil the duties of your position; and (b) You completing and obtaining a response which is satisfactory to the Company, in respect of any declarations, background and employment checks which the Company may require. By accepting these standard terms and conditions, you also represent and warrant to the Company that: (a) You are competent to properly carry out the duties of your position and that any representations as to qualifications, skills, experience, industry knowledge, business influence, client contacts and employment history made by you are true and accurate; and (b) You have disclosed fully and frankly any and all circumstances that may be reasonably deemed to have a material influence on the Company's decision to employ you or impair your ability to discharge your duties and responsibilities hereunder. You expressly acknowledge that the Company has relied on the above representations and warranties in making its decision to offer to employ you and that the Company reserves the right to rescind or terminate this United States Employment Agreement if any of the said representations and warranties are breached. HOURS OF WORK As a full-time employee, you are expected to devote your full working time to achieving the business objectives of State Street and the Associated Companies for which you are responsible. You agree to work such reasonable hours as required to perform your duties. BASE COMPENSATION You and State Street agree to a monthly payment cycle for your fixed pay under this United States Employment Agreement. All payments made to you during your employment shall be reduced by any tax or other amounts legally required to be withheld by State Street and any lawful deductions authorized by you. OVERTIME You acknowledge that you are not eligible for overtime payment under this United States Employment Agreement.

3 EXPENSE REIMBURSEMENT The Company has processes in place for reimbursing work-related expenses. Additional information regarding expense reimbursement will be available on the Company’s Corporate Policy Center. INCENTIVE COMPENSATION Any incentive compensation opportunities provided to you are subject to the terms and conditions of the applicable incentive compensation plan, applicable award agreement, if any, including any vesting, forfeiture and/or clawback provisions contained in them, and the State Street Corporation Compensation Recovery Policy. Although State Street intends to continue to use incentive compensation and structured incentive plans to reward performance indefinitely, it may amend, modify or terminate its plans and programs at any time. The incentive plans and arrangements are subject to the guidance and regulations of all regulatory bodies where State Street and its affiliates operate, which may require that certain risk-mitigating features be included in incentive awards. Each form of incentive compensation is a discretionary benefit and unless stated otherwise, may be revised, amended, or withdrawn at any time. Nothing in these United States Terms and Conditions may be construed to create a right vested in you to receive any variable payments from the Company or State Street, nor shall the payment of any variable payment create any contractual or other right to receive future entitlement to or payment of such variable payment. Further, nothing herein may be construed as creating an employment relationship with any Associated Company other than the Company. Incentive compensation awards are typically made in the first quarter of each calendar year, although the Company reserves the right to vary the timing of awards from time to time in its sole discretion. You must be employed on the date that State Street's Human Resources Committee or other authorized body approves the final incentive compensation awards. Unless stated otherwise in the applicable plan documents or required by applicable law, all incentive compensation payments are non-pensionable and are subject to statutory deductions. If you are suspended from work on the grounds of suspected misconduct and/or you are the subject of an investigation or disciplinary proceedings (whether instituted by the Company or any relevant regulatory authority) as at the date on which the award would otherwise have been made or delivered, then the Company reserves the right to withhold the making or delivery of any award pending the outcome of any such investigation or disciplinary proceedings. For the avoidance of doubt, if it is determined that there is no case to answer or you are otherwise exonerated, the Company will make the award as if no suspension, investigation or disciplinary proceedings had taken place or been invoked. BENEFITS AND PAID TIME OFF Given that you will maintain your primary residence in Germany, you acknowledge that you will continue to enjoy employee benefits and paid time off provided through your employment in Germany, and that you will not participate in any US employee benefits plans or programs, and will not earn paid time off under any of State Street’s US paid time off programs, except as may be required by law from time to time. TRAINING You may be required to complete job specific training courses or testing which the Company may provide from time to time. Additionally, you may also be required to complete annual compliance trainings as determined by the Company. GLOBAL AND LOCAL POLICIES During your employment you will be required to familiarize yourself, with due care, and comply with all applicable policies and procedures. You have been provided access to the polices through the Company’s Corporate Policy Center.

4 These policies are non-contractual, and the Company reserves the right to amend, repeal and implement new policies and procedures from time to time. By accepting this United States Employment Agreement, you agree to keep yourself familiar with the policies and procedures (including any amendments, repeals and new procedures) established by the Company. PRIOR COVENANTS AND RESTRICTIONS By accepting this Agreement, you represent and warrant that your accepting employment with and performing services for State Street will not breach or be in conflict with your obligations to any third party and that you are not now subject to any covenant against competition, covenant against solicitation, court order or other agreement or obligation that could affect your performance of your duties and obligations to State Street. You further agree that you will not disclose to or use on behalf of State Street any confidential or proprietary information of any third party without that party’s consent. You must not make any disclosure to the Company, bring or use any confidential information owned by a third party to your employment with the Company or perform any work for the Company that might violate any covenant, similar to those contained in this Agreement, that you have given to any previous employer or other third party, without giving the Company prior notice in writing. You understand, acknowledge and agree that a breach of this clause at any time may result in your immediate termination for serious misconduct. AT-WILL EMPLOYEMENT Your employment at State Street is at-will. This means that either you or State Street may terminate the employment relationship at any time, for any reason. Nothing in this Agreement or any of the documents referenced in it obligates State Street to continue your employment for any particular period of time or level of compensation. Only the Chief Executive Officer of State Street may authorize, in writing, any change to the at- will status of your employment. CONFIDENTIALITY OF INFORMATION You expressly acknowledge that you have access to Confidential Information which is not generally known or made available to the general public, and that such Confidential Information is the property of the Company and the Associated Companies and/or its or their licensors, licensees, suppliers, partners, distributors, collaborators or customers. You agree specifically as follows, in each case whether during your employment or following the termination thereof: (a) You will always preserve as confidential all Confidential Information and will never use it for your own benefit or for the benefit of others; this includes that you will not use the knowledge of activities or positions in clients’ securities portfolio accounts or cash accounts for your own personal gain or for the gain of others. (b) You will not disclose, divulge, or communicate Confidential Information to any unauthorized person, business or corporation during or after the termination of your employment with the Company. You will use your best efforts and exercise due diligence to protect, to not disclose and to keep as confidential all Confidential Information. (c) You will use only Company-authorized systems to conduct Company-authorized business. You will not initiate or facilitate any unauthorized attempts to intercept data in transmission or attempt entry into data systems or files. You will not intentionally affect the integrity of any of the Company’s or any Associated Company’s data or systems through the introduction of unauthorized code or data, or through unauthorized deletion or addition. You will abide by all applicable corporate information security procedures. (d) Upon the earlier of request or termination of employment, you agree to return to the Company, or if so directed by the Company, destroy any and all copies of materials in your possession containing Confidential Information.

5 (e) You will not improperly use or disclose to or for the Company’s or any Associated Company’s benefit any information or trade secrets of (i) any of your former employers, or (ii) any other person or entity to whom you owe an obligation of confidentiality. (f) You must immediately notify the Company if you suspect that Confidential Information has been improperly used or disclosed. (g) You must take all reasonable steps to prevent the unauthorized disclosure or use of the Confidential Information. The terms of this clause do not apply to any information which is previously known to you without an obligation of confidence or without breach of this Agreement, is publicly disclosed (other than by a violation by you of the terms of this Agreement either prior to or subsequent to your receipt of such information, or is rightfully received by you from a third party without obligation of confidence and other than in relation to your employment with the Company. CERTAIN LIMITATIONS (a) Nothing in this Agreement prohibits you from reporting possible violations of law or regulation to any governmental, law enforcement, self-regulatory, or regulatory agency or authority or from making other disclosures that are protected under the whistleblower provisions of applicable law or regulation. Moreover, nothing in this Agreement requires you to notify the Company that you have made any such report or disclosure. However, in connection with any such activity, you acknowledge you must take reasonable precautions to ensure that any Confidential Information that is disclosed to such authority is not made generally available to the public, including by informing such authority of the confidentiality of the same. (b) You shall not be held criminally or civilly liable under any United States Federal or state trade secret law if you disclose a Company trade secret: i. in confidence to a Federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purposes of reporting or investigating a suspected violation of law; or ii. in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. (c) You may have a legal obligation to avoid disclosure of materials subject to the bank examiner’s privilege, and/or privileges applicable to information covered by the United States Bank Secrecy Act (31 U.S.C. §§ 5311-5330), including information that would reveal the existence or contemplated filing of a suspicious activity report, or similar privileges applicable in any jurisdiction. The Company and the Associated Company do not waive any such applicable privileges or the right to continue to protect its and their privileged attorney-client information, attorney work product, and other privileged information and you are not authorized to waive any privilege belonging to the Company or Associated Company. INTELLECTUAL PROPERTY Work means any invention, discovery, design, improvement, formula, process, technique, literary or artistic work, or any other item in which Intellectual Property Rights subsist or are capable of subsisting and is wholly or partly created, made or discovered by you either: (a) In the course of your employment with Company; or (b) Otherwise using the facilities, resources, time or any other opportunity provided by Company. Intellectual Property Rights means all existing and future rights which are capable of protection by copyright, patent, design, trademark or other registration or other forms of protection available in your jurisdiction, or elsewhere.

6 The Work and all Intellectual Property Rights in the Work will belong absolutely to the Company, and you agree to do all things necessary and execute any document required to give effect to this ownership. You must immediately and fully communicate to the Company any Work created, made or discovered by you. You consent to the use of all existing and future Works made by you in the course of your employment and agree to waive any moral rights you may have in them, and to consent to any act which amounts to an infringement of any such moral right, in favor of the Company. "Moral rights" includes the right to be identified as the author of the work, the right not to have any other person identified as the author of the work and the right not to have the work subjected to any derogatory treatment. NON-SOLICITATION You agree that during your employment and for a period of eighteen (18) months from the date of termination of your employment (in the aggregate, the “Non-Solicit Period”), you will not, without the prior written consent of State Street: (a) Solicit, directly or indirectly (other than through a general solicitation of employment not specifically directed to employees of State Street), the employment or engagement of, hire, employ or engage, recruit, or in any way assist another in soliciting or recruiting the employment or engagement of, or otherwise induce the termination of the employment of, any person who then or within the preceding twelve (12) months was an Officer of State Street (excluding any such Officer whose employment was involuntarily terminated); or (b) Engage in the Solicitation of Business from any Client or Prospective Client on behalf of any person or entity other than State Street. If you reside in or have a primary reporting location in California or New York, clause (a) shall be deemed to exclude the words “hire, employ or engage” and shall be construed and enforced accordingly. Additionally, if you reside in or have a primary work location in California, then following the termination of your employment for any reason, clause (b) shall apply only if you use a trade secret of State Street in any such solicitation. For the purpose of this Paragraph, the term “Officer” shall include any person holding a position title of Assistant Vice President or higher. Notwithstanding the foregoing, the post-employment period of restriction contained in this paragraph shall be reduced by the duration of any Notice Period to which you are subject; provided that, during such Notice Period you fully comply with your obligations under this paragraph and under any other non-solicitation, no-hire or noncompetition provision contained in any other agreement between you and State Street, including any such restrictions that are a condition precedent to the receipt of compensation or benefits under other awards, plans or arrangements of State Street NON-COMPETITION In consideration of your employment with State Street, the compensation and other benefits to be provided to you under the Employment Contract to which this Agreement is appended, and the significant special training and support resources you will receive in the course of your employment by State Street, you agree that the restrictions set forth in this Paragraph are necessary to protect the goodwill, Confidential Information (including trade secrets) and other legitimate interests of State Street. State Street hereby advises that you have the right to consult an attorney before signing this agreement. You agree that, while you are employed by State Street and for 12 months following the date of termination of your employment with State Street for Cause (in the aggregate, the “Non-Compete Period”), you will not, anywhere in the Restricted Area, for yourself or any other person or entity, directly or indirectly, in any Restricted Capacity, engage in, provide services to, consult for, or be employed by a business that provides products or services competitive with any products or services of State Street with respect to which you were involved at any time during your employment or, with respect to the portion of the Non-Compete Period that follows termination

7 of your employment, within the two years preceding the date of the termination of your employment with State Street. The post-employment periods of restriction described above will be reduced by one day for every day during which, at State Street’s direction, you are on a complete leave of absence pursuant to the Notice upon Resignation clause. Because your primary work location while in the United States is in Massachusetts, if State Street terminates your employment involuntarily not for Cause, then the Non-Compete Period shall end upon the termination of your employment. For purposes of this non-competition provision only, “Cause” means (i) State Street’s good faith determination that it has a reasonable basis for dissatisfaction with your employment for reasons such as lack of capacity or diligence, failure to conform to usual standards of conduct, or other culpable or inappropriate behavior or (ii) other grounds for discharge that are reasonably related, in State Street’s honest judgment, to its business needs. The definition applies only to the enforceability of this promise not to compete and any other non-competition agreement between you and State Street. It does not in any way modify the at-will employment relationships between you and State Street. NOTICE PERIOD UPON RESIGNATION To permit State Street to safeguard its business interests, including its valuable customer goodwill, you agree to give State Street advance 180 days’ advance notice of your resignation. During the duration of the advanced notice you provide (the “Notice Period”), you will cooperate with State Street and provide State Street with any information it requests, in order to transition your duties, accomplish State Street’s business, and/or preserve its valuable client relationships. In its sole discretion, during the Notice Period, State Street may place you on a partial or complete leave of absence and relieve you of some or all of your duties and responsibilities. Nevertheless, except as described below, for the duration of the Notice Period you shall remain an employee of State Street, shall continue to receive your regular salary and benefits (although you may not be eligible for any new incentive compensation awards or, subject to applicable law, to accrue any paid vacation time), and shall continue to be subject to and to comply with State Street’s corporate and other policies. You agree that should you breach this Notice Period paragraph and fail to provide notice as required herein, in addition to remedies under law, State Street shall be entitled to injunctive relief restricting you from employment for a period equal to the period for which notice of resignation was required but not provided without the need to post bond. If you have 60 or fewer days’ notice remaining in your required Notice Period, State Street may choose to release you from your obligations under this Paragraph and terminate your employment with immediate effect and without any payment in lieu of any unexpired Notice Period. For the avoidance of doubt, any such release by State Street shall not affect your other obligations under this Agreement. Any termination of your employment pursuant to this Notice Period paragraph, including by State Street during the Notice Period, will be a voluntary termination for all purposes. Additionally, as an Executive Vice President, notwithstanding the foregoing, this Notice Period paragraph shall not apply in the event you terminate your employment for Good Reason as defined in an agreement or plan relating to a change in control of State Street. POST-EMPLOYMENT COOPERATION You agree that, following the termination of your employment with the Company or any Associated Company, you will reasonably cooperate with the Company or any Associated Company with respect to any matters arising during or related to your employment, including but not limited to reasonable cooperation in connection with any litigation, governmental investigation, or regulatory or other proceeding which may have arisen or which may

8 arise following the execution of these Global Terms. The Company shall reimburse you for any reasonable out- of-pocket and properly documented expenses you incur in connection with such cooperation. Post-employment cooperation must not be interpreted as a continuation or commencement of an employment relationship with the Company or any Associated Company. PRIVACY / PERSONAL DATA You acknowledge and consent to the Company collecting, storing, using and disclosing your personal information (including but not limited to health, medical and other sensitive information) as reasonably required as a direct or indirect consequence of your employment. You agree that if you are required to collect, store, use or disclose personal information during the course of your employment, that you will do so in strict compliance with the requirements of all applicable privacy legislation and State Street’s privacy policy. INDEMNIFICATION You will be eligible for indemnification to the full extent provided by the foundational documents of State Street and to coverage under State Streets directors and officers liability insurance to the same extent as similarly situated executives. NO WAIVER No delay or waiver by the Company or any Associated Company in exercising any right under this United States Employment Agreement shall operate as a waiver of that right or of any other right. Any waiver or consent as to any of its provisions provided by the Company or any Associated Company must be in writing, is effective only in that instance, and may not be construed as a broader waiver of rights or as a bar to enforcement of the provision(s) at issue on any other occasion. ASSIGNMENT Except as provided otherwise herein, this Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any person or entity which acquires the Company or its assets or business; provided, however, that your obligations are personal and may not be assigned by you. ENFORCEMENT You expressly acknowledge and agree that the provisions contained in this Agreement are necessary to the protection of the Company’s and each Associated Company’s business and good will and are material and integral to the undertakings of the Company or any Associated Company under the Agreement. You further agree that the Company and any Associated Company will be irreparably harmed in the event such provisions are not performed in accordance with their specific terms or are otherwise breached. Accordingly, if you fail to comply with such provisions, it would be deemed as a serious breach of your employment obligations, and the Company or any Associated Company shall be entitled, if it so elects to institute and prosecute proceedings in any court of competent jurisdiction to seek injunctive or other equitable relief or remedy in addition to, and not in lieu of, any other relief or remedy at law to which it or they may be entitled hereunder in order to protect its or their legitimate business interests. INTERPRETATION OF BUSINESS PROTECTIONS The representations and agreements made by you in all sections above shall be construed and interpreted in any judicial or other adjudicatory proceeding to permit their enforcement to the maximum extent permitted by law, and each of the provisions to this Employment Contract is severable and independently enforceable without reference to the enforcement of any other provision. If any restriction set forth in this Agreement is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too

9 great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. GOVERNING LAW This Agreement shall be subject to and governed by the laws of the Commonwealth of Massachusetts, without regard to that jurisdiction’s conflicts of law principles. For and on behalf of the Company /s/ Kathryn M. Horgan Kathryn Horgan Executive Vice President Chief Human Resources and Citizenship Officer Accepted and Agreed Name: Joerg Ambrosius Signed: /s/ Joerg Ambrosius Date: October 29, 2025

Exhibit to SSBT Offer Letter Exhibit A Mr. Ambrosius is registered as an executive officer of State Street Corporation (SSC) and appointed as a member of State Street’s Executive Committee (EC), a senior strategy and policy making body for SSC. In addition, Mr. Ambrosius is head of State Street Corporation’s largest business, Investment Servicing (IS), and holds the title of President of IS. A substantial portion of Mr. Ambrosius’ role as head of our IS business pertains to the U.S. market, which is the location of State Street’s headquarters. State Street provides investment services in the U.S. primarily through State Street Bank and Trust Company. Duties as Executive Officer for State Street Corporation and President of Investment Services (IS) Mr. Ambrosius is responsible for leading all client-facing activities, with a focus on delivering financial and strategic results for our clients. He has global oversight for client management, sales, product, marketing and sustainability and is accountable for strategy, execution and management of the client experience. Mr. Ambrosius has responsibility to: • Establish and deliver IS strategy to achieve financial, strategic, and organizational targets  Drive revenue and margin growth consistent with medium-term financial targets  Guide IS to being the best operator in the industry through risk management, resilience, technology, and productivity  Deliver on execution of strategy objectives, including key step-out initiatives, Alpha, Private Asset Servicing, Digital  Create high performing teams and engage employees  Stabilize alignment with the COO area (Global Delivery & GTS) to ensure stable servicing quality and seamless onboarding experiences. • Oversee regulatory compliance of STT internationally and work closely with all key stakeholders to contribute to regulatory excellence in the US • Reduce complexity throughout IS

Exhibit to SSBT Offer Letter  Create a streamlined organizational structure that best enables IS to succeed  Define cultural / behavioral enablers to encourage simplicity (e.g., cutting red tape)  Reduce knowledge gaps and increase transparency by encouraging efficient collaboration • Clearly define roles, responsibilities, and ownership for direct reports • Design and drive human capital strategy for IS • Drive awareness, sensitivity and client-centric focus • Increase IS market share • Responsible for Alpha revenue growth • Increase core fee revenue • Improve overall productivity • Improve risk excellence outcomes • Improve Client NPS Key Activities In order to establish and deliver a global IS strategy to achieve financial, strategic, and organizational goals, including specific targets related to our U.S. business, Mr. Ambrosius is expected to engage in the following activities that primarily or entirely take place in the U.S.: • Meeting and working closely with U.S.-based members of the EC and other leaders, direct reports and the SSC Board of Directors to define, monitor and report on IS strategy objectives for our U.S. business  Define strategic objectives and priorities for the U.S. market  Facilitate periodic strategy reviews with regional leaders  Evaluate new geographic markets in the Americas for expansion, including local regulatory due diligence, product-market fit, etc.

Exhibit to SSBT Offer Letter • Build and maintain relationships with U.S.-based clients to drive sales and client satisfaction  Oversee U.S. pricing strategy  Conduct periodic business reviews with regional controllers and business leaders  Monitor client NPS and continuously seek improvement • Engage regularly with U.S. regulators and vendors to guide IS to being the best operator in the industry through risk management, resilience, technology, and productivity • Connecting with U.S.-based IS staff and employees to ensure teams are engaged and performing at a high level  Hire, onboard and develop key regional leaders  Lead periodic talent reviews with leaders in-region